Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Wells Fargo Funds Trust:

We consent to the use of our reports dated November 25, 2009, with respect to the financial statements of the Wells Fargo Advantage Growth Equity Fund, Wells Fargo Advantage Large Cap Appreciation Fund, Wells Fargo Advantage Aggressive Allocation Fund, Wells Fargo Advantage Diversified Equity Fund, and Wells Fargo Advantage Growth Balanced Fund, as of September 30, 2009, our reports dated July 24, 2009, with respect to the financial statements of the Wells Fargo Advantage Stable Income Fund, Wells Fargo Advantage Strategic Income Fund, Wells Fargo Advantage Ultra Short-Term Income Fund, and Wells Fargo Advantage High Income Fund, as of May 31, 2009, and our report dated September 24, 2009, with respect to the financial statements of the Wells Fargo Advantage Capital Growth Fund, as of July 31, 2009, each a fund of the Wells Fargo Funds Trust, incorporated herein by reference, and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the prospectus/proxy statement filed on form N-14.

/s/ KPMG LLP

Boston, Massachusetts

February 22, 2010